UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Clinical Update

On July 8, 2024, IDEAYA Biosciences, Inc. (the “Company”) announced clinical data from the Company’s ongoing Phase 2 monotherapy expansion dose of IDE397 in patients with methylthioadenosine phosphorylase (MTAP)-deletion urothelial cancer and non-small cell lung cancer (“NSCLC”). IDE397 is the Company’s potent and selective potential first-in-class methionine adenosyltransferase 2 alpha (MAT2A) inhibitor in Phase 2 clinical trials for the treatment of MTAP-deletion solid tumors.

The interim Phase 2 monotherapy expansion data for IDE397 in MTAP-deletion urothelial cancer and NSCLC demonstrated preliminary clinical efficacy and a favorable safety profile. The reported Phase 2 clinical data are based on 18 evaluable patients enrolled in the IDE397 Phase 2 monotherapy study at the expansion dose of 30 mg once-a-day (“QD”) of IDE397. The heavily pre-treated MTAP-deletion urothelial cancer and NSCLC patients, including seven urothelial cancer patients, four adenocarcinoma NSCLC patients and seven squamous NSCLC patients, had a median of two prior lines of therapy, ranging from one to seven prior lines of treatment. Reported clinical efficacy and tolerability data are preliminary and based on investigator review from an unlocked database as of the data analysis cutoff date of June 21, 2024.

The Company reported an overall response rate of approximately 39% (one complete response and six partial responses by RECIST 1.1 evaluation), which includes two unconfirmed partial responses (one urothelial cancer patient that had a 100% tumor reduction in the target lesion at the last CT-scan assessment and one adenocarcinoma NSCLC patient). The complete response and two of the partial responses observed were in urothelial cancer patients, and among the evaluable patients with lung cancer, three of the partial responses observed were in squamous NSCLC patients and one of the partial responses observed was in an adenocarcinoma NSCLC patient.

The Company also observed a disease control rate of 94%, including one complete response, six partial responses and ten stable disease by RECIST 1.1 evaluation. In addition, the Company observed tumor shrinkage in 14 of the 18 evaluable patients. Of the evaluable patients, 11 are still on treatment and five of the seven responses by RECIST 1.1 evaluation remain in response. The median duration of treatment, median duration of response and median progression free survival have not yet been reached.

The Company also reported a ctDNA molecular response (“MR”) rate of 81%, representing 13 of 16 reportable patients with 50% or greater ctDNA reduction (several quality control failures of patient samples precluded the other patients from MR analysis). In addition, the 30 mg QD expansion dose achieved target drug coverage and plasma S-adenosyl-l-methionine pharmacodynamic reduction associated with preclinical tumor regressions.

The interim Phase 2 monotherapy expansion data for IDE397 in MTAP-deletion urothelial cancer and NSCLC demonstrated a favorable adverse event (“AE”) profile at the 30 mg QD expansion dose. Approximately 5.6% of patients experienced a Grade 3 or higher drug-related AE at the 30 mg QD dose, represented by one instance of Grade 3 asthenia, and no drug-related serious adverse events were observed. The Company observed no drug-related AEs leading to discontinuations, and one non-evaluable patient discontinued treatment due to rapid clinical progression of cancer fatigue and drug-unrelated adverse events in the first cycle of treatment. The Company anticipates that the favorable AE profile and dosing convenience of a 30 mg QD tablet has the potential to enable long-term dosing and combination development.

There are currently no FDA-approved therapies for patients with MTAP-deletion solid tumors, highlighting the unmet medical need. The priority MTAP-deletion solid tumor types for the IDE397 Phase 2 monotherapy program are urothelial cancer and NSCLC. MTAP-deletion prevalence has been reported at over 15% in NSCLC and over 25% in urothelial cancer, based on The Cancer Genome Atlas (“TCGA”) database. The Company estimates that the MTAP-deletion annual incidence in the U.S. in NSCLC and urothelial cancer is approximately 48,000 patients, based on the 2024 Surveillance, Epidemiology, and End Results database. In addition, there are several potential expansion MTAP-deletion solid tumor types that are also being considered for monotherapy and combination development, including pancreatic, head and neck, gastric, and squamous esophageal cancer, among others. Based on the TCGA database, MTAP-deletion prevalence in pancreatic, head and neck, gastric, and squamous esophageal cancer represents an aggregate U.S. annual incidence of approximately 27,000 patients.

The Company has activated over 35 clinical trial sites globally in the U.S., Canada, Europe, and Asia Pacific to enable potential rapid enrollment for the IDE397 Phase 2 monotherapy expansion in MTAP-deletion lung and bladder cancer in its ongoing trial (NCT04794699). There is also an Amgen-sponsored Phase 1/2 trial of IDE397 and AMG 193 combination in MTAP-Deletion NSCLC (NCT05975073) for which the companies intend to develop a joint publication strategy in 2024. In addition, the Company has initiated enrollment in a Phase 1 clinical trial evaluating the safety, tolerability, pharmacokinetics, pharmacodynamics and efficacy of IDE397 in combination with Trodelvy (NCT04794699). The Company is also advancing multiple preclinical stage MTAP-deletion programs to enable wholly-owned combinations with IDE397, including a program targeting a development candidate nomination in the second half of 2024.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements related to (i) expectations regarding the clinical activity profile and potential advantages of the Company’s clinical programs, (ii) the timing for the development of a joint Amgen/Company publication strategy for the Phase 1/2 IDE397 and AMG 193 combination, (iii) the timing of preclinical stage MTAP-deletion programs in combination with IDE397 and (iv) nomination of an IDE397 combination development candidate in the second half of 2024. Such forward-looking statements involve substantial risks and uncertainties that could cause actual events and results to differ from those expressed in these forward-looking statements, including those related to the Company’s preclinical and clinical development programs. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, serious adverse events, undesirable side effects or unexpected characteristics of drug development programs, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company’s ability to successfully establish, protect and defend its intellectual property, the sufficiency of existing cash to fund operations, and other matters that could affect the company’s business, financial condition, results of operations and prospects. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual events and results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K filed on February 20, 2024, Quarterly Report on Form 10-Q filed on May 7, 2024 and any additional current and periodic reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: July 8, 2024	By:	/s/ Yujiro Hata
Yujiro Hata President and Chief Executive Officer